Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com

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MYANMAR
OMAN

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MIRANDA & ESTAVILLO

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GOWERS INTERNATIONAL

April 3, 2023

Annovis Bio, Inc. 1055 Westlakes Drive, Suite 300 Berwyn, PA 1931
Re:	Exhibit 5.1 to Prospectus Supplement

Ladies and Gentlemen:

We are acting as counsel to Annovis Bio, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale (the “Offering”) by the Company from time to time of common stock, $0.0001 par value per share (the “Shares”) pursuant to the ATM Equity OfferingSM Sales Agreement, March 31, 2023 (the “Agreement”), among the Company and BofA Securities, Inc. and ThinkEquity, as sales agents. The Shares have been registered on a Registration Statement on Form S-3 (File no. 333-252625), (such registration statement, including documents incorporated by reference therein and amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 1, 2021 and declared effective on February 11, 2021.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a.       the Registration Statement, and the exhibits filed in connection therewith or incorporated by reference therein;

b.       the Company’s base prospectus, dated February 11, 2021, relating to the offering of securities of the Company, which forms a part of, and is substantially in the form included in, the Registration Statement (the “Base Prospectus”);

c.       the Company’s prospectus supplement, dated March 31, 2023, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

d.       the Agreement;

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April 3, 2023

e.       the Amended and Restated Certificate of Incorporation of the Company, as certified by an officer of the Company;

f.       the Amended and Restated Bylaws of the Company, as certified by an officer of the Company; and

g.       resolutions of the Board of Directors of the Company, as attested to by an officer of the Company.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to the opinion expressed herein, we have relied solely upon the above-referenced certificates or comparable documents and upon the representations and warranties contained in the Agreement and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

April 3, 2023

We hereby consent to the use of this letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference into the Registration Statement and to any and all references to our firm in the Prospectus. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP